UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2021

INDAPTUS THERAPEUTICS, INC.

 (formerly Intec Parent, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor
New York	10019
(Address of principal executive offices)	(Zip Code)

(347) 480 - 9760
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in its Current Reports on Form 8-K filed on August 6, 2021 (the “Prior 8-Ks”) with the Securities and Exchange Commission (the “SEC”), on August 3, 2021, Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.), a Delaware corporation (the “Company”), completed its business combination with Decoy Biosystems, Inc., a Delaware corporation (“Decoy”), following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 15, 2021 among the Company, Decoy, Intec Pharma Ltd., an Israeli company and wholly owned subsidiary of the Company (“Intec Israel”), Domestication Merger Sub Ltd., an Israeli company and a wholly-owned subsidiary of the Company, and Dillon Merger Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into Decoy, with Decoy surviving as a wholly owned subsidiary of the Company (the “Merger”).

The Company is filing this amendment to the Prior 8-Ks for the purpose of adding the disclosure contained in Items 2.05 and 2.06, supplementing the disclosure contained in Item 4.01 and including additional financial statements under Item 9.01.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The information provided in Item 2.06 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05.

Item 2.06	Material Impairments.

Under the Merger Agreement, Intec Israel agreed, among other things, that it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment of Intec Israel’s Accordion Pill business, to be effected immediately after the closing (the “Disposition”). It was anticipated that the Disposition would result in one of the following scenarios (i) a sale or disposition of substantially all the assets of Intec Israel followed by the liquidation of Intec Israel, (ii) a sale by Indaptus of all of the outstanding shares of Intec Israel or (iii) a termination of Intec Israel’s business as promptly as possible through winding down its operations, satisfying liabilities, and disposing of its remaining assets followed by a liquidation of Intec Israel (a “Business Termination”). In connection with the completion of the Merger, on August 4, 2021, the Company’s board determined to wind down the Accordion Pill business of Intec Israel. The Company determined that it was probable that the Disposition will result in a Business Termination and since it is considered a triggering event, in connection with the approval of the Company’s financial statements for the period ended June 30, 2021, on August 12, 2021, the Company performed an impairment assessment on Intec Israel’s non-current assets as of June 30, 2021, which resulted in an impairment charge as follows:

1)	The operating lease right-of-use assets and property and equipment which are in the offices and operational spaces in Jerusalem were fully impaired following the lease termination agreement entered into on August 5, 2021. As of June 30, 2021, the Company recorded an impairment in the amount of approximately $800,000.

2)	As of June 30, 2021, the Company recorded an impairment charge of the equipment at Lohmann Therapie-Systeme AG (the “Equipment”) in the amount of approximately $2.4 million and the Equipment has been impaired to €1.1 million (as of June 30, 2021, approximately $1.3 million) to reflect its estimated fair value. For the impairment assessment, the Company’s management, with the assistance of a third-party valuation firm, estimated the fair value of the Equipment. Accordingly, the Company’s audit committee concluded that the impairment of $2.4 million was due to the recent changes in the economic environment of the used equipment market and the decision to wind down Intec Israel as promptly as possible (level 3).

In total, this resulted in an impairment charge of approximately $3.2 million.

Item 4.01	Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the December 31, 2020 and 2019 financial statements of the accounting acquirer, Decoy, which have been audited by Haskell & White LLP (“H&W”), an independent registered public accounting firm, will become the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On August 12, 2021, the audit committee of the Company’s board of directors approved the dismissal of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm (“PWC”), as the Company’s independent registered public accounting firm, to be effective upon filing with the SEC of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and engaged H&W as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2021, which will reflect Decoy as the accounting acquirer.

The reports of PWC on the financial statements of Intec Israel (the predecessor of the Company) for each of the two fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than in the years ended December 31, 2020 and 2019, which contains an explanatory paragraph relating to Intec Israel’s ability to continue as a going concern as described in Note 1(b) to the financial statements.

In connection with the audits of Intec Israel’s financial statements for each of the two fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period between December 31, 2020 and the date of this report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company or Intec Israel and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PWC, would have caused PWC thereto in their reports for such years.

In connection with the audits of Intec Israel’s financial statements for each of the two fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period between December 31, 2020 and the date of this report, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

The Company has provided PWC with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that PWC furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from PWC, dated August 16, 2021, is attached hereto as Exhibit 16.1.

During the Company’s two fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf has consulted with H&W regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that H&W concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statement and Exhibits.

(b) Pro forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference. The pro forma financial information consists of the unaudited pro forma condensed combined balance sheet data as of March 31, 2021, giving effect to the Merger as if it took place on March 31, 2021, and the statement of operations for three-month period ended March 31, 2021, giving effect to the Merger as if it took place on January 1, 2021.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Kesselman & Kesselman, dated August 16, 2021
99.1	Unaudited pro forma condensed combined financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2021

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer